UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) September 26, 2005



             STATE OF DELAWARE                  1-143           38-0572515
             -----------------                  -----           ----------
         (State or other jurisdiction of     (Commission     (I.R.S. Employer
         Incorporation or Organization)      File Number)   Identification No.)

      300 Renaissance Center, Detroit, Michigan                  48265-3000
      -----------------------------------------                  ----------
      (Address of Principal Executive Offices)                   (Zip Code)




        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------








================================================================================
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

On September 26, 2005, Fitch Ratings announced in separate press releases that it lowered its ratings on General Motors Corporation (GM), General Motors Acceptance Corporation (GMAC) and Residential Capital Corporation (ResCap). Their press releases follow.

Fitch Ratings Lowers GM & GMAC; Outlook Remains Negative

26 Sep 2005 3:38 PM (EDT)

Fitch Ratings-Chicago-September 26, 2005: Fitch Ratings has downgraded the ratings of GM, GMAC and related subsidiaries to 'BB' from 'BB+' due to a lack of tangible progress in reducing its fixed cost structure (including escalating health care costs and liabilities), the incrementally negative effect on GM's core large vehicles resulting from persistently high gas prices and heightened financial risks to GM associated with resolution of the Delphi restructuring.

In addition, recent incentive programs have established lower market pricing that makes GM increasingly vulnerable to volume declines which could occur as a result of a decline in economic conditions or simply a sustained falloff following recent industry sales spikes. Given continued top-line pressures, financial stresses in the supplier base and numerous impediments to achieving significant structural cost reductions (legacy cost and labor contract restrictions), opportunities for cost reductions have continued to narrow.

Persistently high gas prices are also expected to incrementally reduce demand for GM's large vehicles, where GM is disproportionately exposed in terms of volumes and profitability, and where its new product introductions are concentrated. Industry sale volumes in this segment saw a sharp decline in early 2005, which is likely to mute the volume impact and pricing potential of GM's new GMT-900 product series. In the absence of significant structural cost reductions, Fitch expects that negative operating cash flow (ex-working capital adjustments) is likely to deteriorate further in 2006, heightening the risks of a more fundamental restructuring and reduced liquidity (including long-term VEBA holdings) from currently healthy levels.

Fitch has become increasingly concerned with the near-term financial costs that could fall on GM as part of Delphi's restructuring. Although the restructuring, in or out of court, is not currently expected to result in any interruption of supplies to GM, the risks of disruption during the adjustment process cannot be ruled out. The risk of a work stoppage could arise, however, in the event that GM does not, in the UAW's view, fully meet the obligations that GM may have to Delphi workers. The bulk of the restructuring costs, within or outside of bankruptcy, are expected to fall on the UAW through headcount reductions, facility closures and wage and benefit reductions.

Although GM will benefit over the longer term by Delphi's expected lower cost structure and the ability to re-source product away from Delphi, Fitch is concerned about the short-term costs or other forms of financial support necessary to restore Delphi's financial position to viability. Of concern to Fitch is a revision of existing pricing wherein GM is forced to absorb meaningfully higher costs on a significant portion of its supply chain. Restructuring benefits would largely accrue to Delphi in the near term, with GM benefiting only over an extended time period. Fitch believes that GM could utilize a portion of its liquidity to accelerate workforce reductions at Delphi.

In the event of a Delphi bankruptcy, Fitch expects that GM would also be absorbing substantial Delphi legacy costs in the form of pension and OPEB obligations. OPEB-related cash outflows are relatively modest (projected at $216 million in 2005) but accelerate sharply over the next four years. The ultimate cost and timing of Delphi's pension obligations that would be absorbed by GM is unknown. Due to the fact that GM is behind the PBGC, it is Fitch's assumption that GM will not absorb the plans (or the required contributions) but would be contingently liable for meeting certain benefit levels.

Fitch expects that cash outflows associated with these obligations would be very long-term in nature. Pension benefits paid out by Delphi are projected at $556 million in 2006, growing rapidly through 2009. OPEB and pension benefit outflows at Delphi and GM will be further increased as headcount reductions are accelerated at both entities. Reducing the OPEB liability is clearly a top priority for GM in the short term and in the 2007 UAW contract negotiations. Because the pension and OPEB obligations are long-term in nature (and because the OPEB obligations are likely to me modified during this time), Fitch believes that GM could allow a Delphi bankruptcy and absorb these longer-term liabilities if GM is able to benefit on the cost side in exchange.

Although GM is currently well-funded in its U.S. pension plans, several years of low asset returns could result in an underfunded position due to high level of benefits outflows. In addition, pending pension legislation could result in a re-measurement of liabilities and higher required contributions.

Regarding GM's negotiations with the UAW regarding health care, Fitch believes that there may be progress in working toward a negotiated solution. Fitch expects that modest progress will be made in the short term, but that the more significant event will be the 2007 contract negotiations, at which point event risk could be high. Given Fitch's expectation of negative cash flows through 2006, even significant progress in reducing the cash outflows related to health care liabilities will be unlikely to restore GM to cashflow breakeven levels.

GM retained liquidity of approximately $20.2 billion in cash and short-term VEBA at June 30, 2005, plus $16.2 billion currently held in long-term VEBA. GM's liquidity profile also benefits from substantial cash holdings at GMAC, and the ability to shrink GMAC's balance sheet or monetize assets. Although liquidity currently remains healthy, Fitch expects that negative operating cash flows (ex working capital) will deteriorate further in 2006 due to reduced unit sales, continuing price erosion and adverse mix. Coupled with any cash applied to resolve the Delphi and health care issues, long-term VEBA could be reduced meaningfully as GM applies these funds to permitted expenditures.

Fitch is also concerned with the potential reduction in credit available to the automotive sector. Extended payment terms have long been an industry practice, and trade credit has become a critical part of the liability structure of the OEMs and their suppliers. Suppliers have also traditionally relied on the ability to finance OEM receivables. As the automotive supply chain comes under increasing financial stress and financial intermediaries limit credit exposures throughout the industry, restrictions on access to external financing and trade credit could have significant repercussions on GM and throughout the industry.

Ratings lowered with a Negative Rating Outlook:

General Motors Corp.
General Motors Acceptance Corp.
GMAC International Finance B.V.
General Motors Acceptance Corp., Australia
General Motors Acceptance Corp. of Canada Ltd.
GMAC Bank GmbH
General Motors of Canada Limited
General Motors Acceptance Corp. (N.Z.) Ltd.
GMAC Commercial Funding Asia K.K. (formerly GMAC Commercial Mortgage Japan K.K.) --Senior debt to 'BB' from 'BB+'.

Residential Capital Corp.
GMAC Bank
--Senior debt to 'BBB-' from 'BBB'.

S-T ratings lowered:

Residential Capital Corp.
GMAC Bank
--Short-term to 'F3' from 'F2'.

Ratings affirmed:

General Motors Corp.
General Motors Acceptance Corp.
GMAC International Finance B.V.
General Motors Acceptance Corp., Australia
General Motors Acceptance Corp. of Canada Ltd.
GMAC Bank GmbH
General Motors of Canada Limited
General Motors Acceptance Corp. (N.Z.) Ltd.
GMAC Commercial Funding Asia K.K. (formerly GMAC Commercial Mortgage Japan K.K.) General Motors Acceptance Corp. (U.K.) Plc
GMAC Australia Finance
--Short-term 'B'.

GMAC Bank
--Individual 'B/C'.

Rating Watch revised to Positive from Evolving:

GMAC Commercial Mortgage Bank --Long-term deposits 'BB+'; --Senior debt 'BB+' ; --Short-term deposits 'B';
--Short-term 'B';
--Individual 'B/C';
--Support '3'.

GMAC Commercial Mortgage Bank Europe, plc --short-term ratings 'F3'.

GMAC Commercial Mortgage Funding, plc --Long-term ratings 'BB+'.

New rating assigned:

GMAC Bank
--Long-term deposits 'BBB';

Fitch's rating definitions and the terms of use of such ratings are available on the agency's public site, 'www.fitchratings.com'. Published ratings, criteria and methodologies are available from this site, at all times. Fitch's code of conduct, confidentiality, conflicts of interest, affiliate firewall, compliance and other relevant policies and procedures are also available from the 'Code of Conduct' section of this site.


                                     # # # #


Fitch Downgrades GMAC & ResCap; Outlook Remains Negative

Fitch Ratings-New York-September 26, 2005: Concurrent with Fitch Ratings' downgrade of General Motors Corp. (GM) today, Fitch has downgraded GMAC's senior unsecured debt rating to 'BB' from 'BB+'. In addition, Fitch has downgraded Residential Capital Corp.'s (ResCap) senior unsecured rating to 'BBB-' from 'BBB'. Fitch has affirmed the short-term 'B' ratings of GMAC and lowered the short-term ratings of ResCap to 'F3' from 'F2'. Lastly, Fitch has revised the Rating Watch status on GMAC Commercial Mortgage Bank to Positive from Evolving. The Rating Outlook for GMAC, ResCap and related entities remains Negative. Approximately $104 billion of senior unsecured debt is affected by this action. A detailed list of ratings follows at the end of this release.

Today's action on GMAC solely reflects its linkages with GM. Despite competitive and structural issues at GM, GMAC's own operating performance has fared much better, reflecting in part, the benefits of diversification from its mortgage and insurance businesses. In addition, Fitch recognizes GMAC's relatively sound liquidity profile over the near term, augmented by GMAC's recent whole-loan agreement with Bank of America.

The rating action on ResCap solely reflects its ownership by GMAC. While Fitch continues to believe that ResCap maintains investment grade fundamentals, its ownership by GMAC is a limiting factor in terms of rating notching. At present, Fitch would allow for up to two notches between the ratings of ResCap and GMAC. Although Fitch does not differentiate the ratings of GM and GMAC currently, Fitch would consider a ratings distinction similar to ResCap in accordance with Fitch's criteria for parent and financial subsidiary relationships.

The Rating Watch status on GMAC Commercial Mortgage Bank was revised to Positive from Evolving reflecting the expected partial spin-off from GMAC and Fitch's view of the resulting financial profile of GMAC Commercial Holding Corp., the parent company of GMAC Commercial Mortgage Bank. Fitch anticipates resolving the Rating Watch on GMAC Commercial Mortgage Bank at the time the spin-off closes, expected later this year.

Ratings lowered with a Negative Rating Outlook:

General Motors Acceptance Corp.
GMAC International Finance B.V.
General Motors Acceptance Corp., Australia
General Motors Acceptance Corp. of Canada Ltd.
GMAC Bank GmbH
General Motors Acceptance Corp. (N.Z.) Ltd.
GMAC Commercial Funding Asia K.K. (formerly GMAC Commercial Mortgage Japan K.K.) --Senior debt to 'BB' from 'BB+'.

Residential Capital Corp.
GMAC Bank
--Senior debt to 'BBB-' from 'BBB'.

S-T ratings lowered:

Residential Capital Corp.
GMAC Bank
--Short-term to 'F3' from 'F2'.

Ratings affirmed:

General Motors Acceptance Corp.
GMAC International Finance B.V.
General Motors Acceptance Corp., Australia
General Motors Acceptance Corp. of Canada Ltd.
GMAC Bank GmbH
General Motors Acceptance Corp. (N.Z.) Ltd.
GMAC Commercial Funding Asia K.K. (formerly GMAC Commercial Mortgage Japan K.K.) General Motors Acceptance Corp. (U.K.) Plc
GMAC Australia Finance
--Short-term 'B'.

GMAC Bank
--Individual 'B/C'.

Rating Watch revised to Positive from Evolving:

GMAC Commercial Mortgage Bank
--Long-term deposits 'BB+';
--Senior debt 'BB+';
--Short-term deposits 'B';
--Short-term 'B';
--Individual 'B/C';
--Support '3'.

GMAC Commercial Mortgage Bank Europe, plc
--short-term ratings 'F3'.

GMAC Commercial Mortgage Funding, plc
--Long-term ratings 'BB+'.

New rating assigned:

GMAC Bank
--Long-term deposits 'BBB';

Fitch's rating definitions and the terms of use of such ratings are available on the agency's public site, 'www.fitchratings.com'. Published ratings, criteria and methodologies are available from this site, at all times. Fitch's code of conduct, confidentiality, conflicts of interest, affiliate firewall, compliance and other relevant policies and procedures are also available from the 'Code of Conduct' section of this site.


                                      # # #

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)


Date:  September 27, 2005            By:  /s/PETER R. BIBLE
                                     ---  -----------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)